EXHIBIT 99.1

DEFENSE INDUSTRIES INTERNATIONAL RECEIVES NEW ORDERS TOTALING APPROX. 2.2 MILLION DOLLARS

     ASHKELON, ISRAEL, February 24, 2004 - Defense Industries International, Inc. (OTCBB: DFNS), a leading manufacturer and global provider of personal military and civilian protective equipment and supplies, today announced that it has received new orders totaling approximately $2.2 million.

     Two of the orders are first-time orders from two leading international companies in the personal protective equipment market. The orders are for bulletproof plates that are used in protective bullet-resistant vests to increase their level of protection. The two orders total $1.3 million. The third order is a follow-on order from the Turkish military, for both bulletproof plates and bullet-resistant vests. The order is valued at $ 700,000. The plates are all level III and/or level IV, approved according to NIJ (National Institute of Justice) standards. An additional order is a follow-on order from a South American customer. This order is a result of Defense's reputation and established position in the South American market. All orders are scheduled to be delivered in the first and second quarters of 2005.

     Commenting on the new orders, Joseph Fostbinder, CEO of Defense Industries said: "We are very excited about these new orders. Our technology and design enable the production of superb bulletproof plates that are safe, lightweight, and comfortable to use. We are proud to have the manufacturing capacity that enables us to serve our customers promptly. We look forward to a long and fruitful collaboration with the two new international clients and hope to leverage these orders into additional orders in the near future."

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ABOUT DEFENSE INDUSTRIES INTERNATIONAL, INC.

Defense Industries International, Inc. is a leading manufacturer and global provider of personal military and civilian protective equipment and supplies. Defense Industries' main products include body armor, bomb disposal suits and bullet-resistant vests and jackets; ballistic wall covers, helmets, plates and one-way protective windows; personal military equipment, battle pouch units and combat harness units; dry storage units, liquid logistics, tents and vehicle covers; winter suits, sleeping bags and backpacks. The Company's manufacturing facilities meet American EQNET and international ISO 9002 standards. Main customers include the Israel Defense Forces, the North Atlantic Treaty Organization (NATO), the United Nations Peacekeeping Forces and other U.N. organizations. The Company has two main subsidiaries Export Erez Ltd. and Achidatex Nazareth Elite ltd. For additional information, please visit the Company's web site at www.defense-industries.com



SAFE HARBOR STATEMENT
THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. CERTAIN STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF APPLICABLE FEDERAL SECURITIES LAWS, INCLUDING, WITHOUT LIMITATION, ANYTHING RELATING OR REFERRING TO FUTURE FINANCIAL RESULTS AND PLANS FOR FUTURE BUSINESS DEVELOPMENT ACTIVITIES, AND ARE THUS PROSPECTIVE. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS AND UNCERTAINTIES SOME OF WHICH CANNOT BE PREDICTED OR QUANTIFIED BASED ON CURRENT EXPECTATIONS. SUCH RISKS AND UNCERTAINTIES INCLUDE, WITHOUT LIMITATION, THE RISKS AND UNCERTAINTIES SET FORTH FROM TIME TO TIME IN REPORTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. CONSEQUENTLY, FUTURE EVENTS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN, CONTEMPLATED BY, OR UNDERLYING THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE SUCH STATEMENTS TO REFLECT EVENTS THAT OCCUR OR CIRCUMSTANCES THAT EXIST AFTER THE DATE ON WHICH THEY WERE MADE.


CONTACT INFORMATION:

AYELET SHAKED SHILONI
INTEGRATED INVESTOR RELATIONS
972-3-635-6790
1-866-44-786-33
ayelet@integratedir.com